UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2005
QUADRIGA SUPERFUND, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51634 (Commission file number)	98-0375395 (IRS Employer Identification No.)
c/o Superfund Capital Management, Inc.
Le Marquis Complex, Unit 5
PO Box 1479
Grand Anse
St. George’s, Grenada
West Indies
(Address of principal executive offices)
Registrant’s telephone number, including area code: (473) 439-2418
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change In Registrant’s Certifying Accountants.
(a) On December 19, 2005, Superfund Capital Management, Inc. (the “Company”) received notice from KPMG LLP (“KPMG”) that they would decline to stand for re-election as the independent registered public accountant of Quadriga Superfund, L.P. (the “Fund”).
The reports of KPMG on the Fund’s financial statements for each of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified as to uncertainties, audit scope or accounting principles.
During the Fund’s two most recent fiscal years and during the period from the end of the most recently completed fiscal year through the date of this Form 8-K, the Company has had no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter thereof in its report on the financial statements of the Fund for such periods. There were no other reportable events (as defined in paragraphs (A) through (D) of Regulation S-K Item 304(a)(1)(v)) during the two most recent fiscal years and through the date of this Form 8-K.
The Company, on behalf of the Fund, has requested that KPMG furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter dated December 21, 2005, is filed as an Exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

Exhibit No.	Exhibit Description

16.1	Letter of KPMG dated December 21, 2005 regarding the disclosure contained in Item 4.01 of this report on Form 8-K.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 21, 2005

QUADRIGA SUPERFUND, L.P.
By:	Superfund Capital Management, Inc., General Partner

By:	/s/ Christian Baha
	Name:	Christian Baha
	Title:	President

Exhibit Index

Exhibit No.	Exhibit Description

16.1	Letter of KPMG dated December 21, 2005 regarding the disclosure contained in Item 4.01 of this report on Form 8-K.